United States
Securities and Exchange Commission
Washington, D.C. 20549

FORM 8-K
Current Report Pursuant to
Section 13 or 15(d) of the Securities Exchange Act of 1934

March 25, 2008
(Date of Report)

Global Advance Corp.
(Exact name of registrant as specified in its charter)

Delaware	333-140320	98-0513637
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

24955 Pacific Coast Highway, Malibu, CA 90265	42319
(Address of principal executive offices)	(Zip Code)

310.456.6869
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1- REGISTRANT'S BUSINESS AND OPERATIONS

Item 1.01         Entry into a Material Definitive Agreement.

            A.          Letter of Intent

            On March 24, 2008, we entered into a Letter of Intent with PostInk Technology, LP (hereinafter "PostInk"), a Texas partnership pursuant to which the Company agreed to acquire 100% of PostInk in exchange for 100,000,000 common shares of the Company.

            Pursuant to the Letter of Intent, the parties agreed to close the transaction by executing a definitive Share Exchange Agreement by April 11, 2008. Closing under the Agreement will result in a change of control of the Company. As indicated above, the Company will be required to issue a total of 100,000,000 shares to complete the transaction.

            1.          The Parties to the Acquisition Agreement

Global Advance Corporation, (the "Company") was incorporated in Delaware on October 23, 2006. Our principal offices are located at 24955 Pacific Coast Highway, Malibu, California 90265.

We currently own the technology for a two-foot operated mouse and its prototype. The related technology including the entire rights, title and interest in, including a working prototype of, the two-foot operated mouse was acquired by us from IdeaPlus Ltd on November 28, 2006. Subsequently, on December 21, 2006 we applied for a patent for the "two-foot operated mouse" (Patent Application No: 11/614,150. The device is intended to assist those who are unable or prefer to use their feet to operate a computer by replacing a standard hand-controlled mouse device with a two-foot operated mouse which functions in the same way as a standard device, but is controlled by the user's feet.

About PostInk Technology, LP

The idea of PostInk Technology derived from the 25-years combined law enforcement experience of its founders Russell Chaney and Shane Rapp. Their background includes the founding of www.CARad.com in January 2000, from a start-up company to it successful acquisition by eBay, Inc. in March 2003. After the completion of the CARad.com acquisition, founders Russell Chaney and Shane Rapp wanted to leverage their prior law enforcement background and their software development skills to improve the day-to-day performance of their fellow law enforcement officer. Their goal centered on how they could focus their background best to help their fellow citizens. Both knew that the officer on the street was tasked with a growing burden in their job, known as paperwork. After spending 18-months on research and development, PostInk Technology, LP was launched in April, 2004. The goal of the company is to provide each law enforcement officer worldwide with additional patrol hours each week without increasing the payroll cost associated with additional or overtime hours.

To accomplish this goal each officer would need to be able to patrol additional hours without physically working additional hours each week. Each knew that with the right technological advances applied to the law enforcement field, their personal goals set-forth for PostInk Technology, LP could be achieved. Keeping the company focused on this goal will produce an end-result of a safer community, state and nation. Yes, it is technology to "Serve and Protect" but more so it also is technology specifically designed to give us a better class of living.

            2.          The Acquisition Consideration

            The stock consideration will consist of 100,000,000 newly issued shares of Company common stock, to be divided proportionally among the PostInk Shareholders in accordance with their respective ownership interests in PostInk Technology.

            The Letter of Intent contains customary terms and conditions for a transaction of this type, including representations, warranties and covenants, as well as provisions describing the consideration, the process of exchanging the consideration and the effect of the Letter of Intent.

            3.          Material Relationships

            There were no material relationships between the Registrant or its affiliates and any of the parties to the Letter of Intent, other than in respect to the Agreement.

SIGNATURES
            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 25, 2008
/s/ Krystal Rocha
Krystal Rocha
Chief Executive Officer, President, Secretary